Exhibit 10.2

ADDENDUM TO LETTER AGREEMENT OF EMPLOYMENT

The “Start Date” referenced in the Letter Agreement of Employment dated June 18, 2020 is agreed to be August 19, 2020, consistent with the commencement of employment on that date.

/s/ Craig Erlich     August 19, 2020

Craig ErlichDate

Chief Investment Officer

/s/ Nicole Witteveen    August 19, 2020

Nicole WitteveenDate

Vice President, People & Culture